EXHIBIT 13.a Quarterly Report for Period Ended September 30, 2002 BC Securities Commission Form 51-901F Schedule A - Financial Statements
Issuer Details Name of Issuer IMMUNE NETWORK LTD.	For Quarter Ended September 30, 2002		Date of Report Y M D 02 11 28
Issuer's Address 202 - 1768 West 3rd Avenue
City Province Vancouver B.C.	Postal Code V6J 1K4	Issuer Fax No. (604) 733-6631	Issuer Telephone No (604) 733-6623
Contact Person ALLEN BAIN	Contact's Position President & CEO		Contact Telephone No. (604) 733-6808
Contact Email Address abain@immunenetwork.com		Web Site Address http://www.immunenetwork.com

CERTIFICATE

The three schedules required to complete this Quarterly Report are attached and the disclosure contained therein has been approved by the Board of Directors. A copy of this Quarterly Report will be provided to any shareholder who requests it.
Director's Signature "Allen I. Bain"	Print Full Name Dr. ALLEN I. BAIN	Date Signed Y M D 02 11 28
Director's Signature "Alexander Zolotoy"	Print Full Name Dr. ALEXANDER B. ZOLOTOY	Date Signed Y M D 02 11 28

Immune Network Ltd. 202 - 1768 West 3rd Avenue, Vancouver, BC, Canada, V6J 1K4 Tel: 604 733-6623 Fax: 604 733-6631 e -mail: info@immunenetwork. com www.immunenetwork.com

QUARTERLY REPORT For Quarter Ended September 30, 2002
IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002
IMMUNE NETWORK LTD. Amalgamated under the Company Act of British Columbia (a development stage enterprise) (unaudited - prepared by management) (expressed in Canadian Dollars)
CONSOLIDATED BALANCE SHEETS

As at September		As at December 31
2002 $		2001 $
ASSETS
Current
Cash and cash equivalents	2,684	38,746
Accounts receivable	3,586	11,555
Deposits and prepaid expenses	27,059	83,438

	33,329	133,739

Capital assets	67,919	50,332
Intellectual properties	145,770	190,240
Long-term investments	-	321,144

	247,018	795,455

LIABILITIES AND SHAREHOLDERS' EQUITY
Current
Accounts payable and accrued liabilities	522,448	431,569
Loan payable to shareholder	184,805	-
Current portion of obligations under capital leases	25,073	28,850

	732,326	460,419

Obligations under capital leases	16,215	34,585

	748,541	495,004

Shareholders' equity
Preferred shares	-	7,532,021
Common shares [note 3.b]	25,726,746	17,887,253
Share Subscription	-	-
Contributed surplus	57,589	57,589
Deficit	(26,285,858)	(25,176,412)

	(501,523)	300,451

	247,018	795,455

On behalf of the Board:

s/ Allen I. Bain	s/ Alexander Zolotoy
Allen I. Bain, Director	Alexander Zolotoy, Director

Page 1 of 7
IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002
IMMUNE NETWORK LTD. (a development stage enterprise) (unaudited - prepared by management) (expressed in Canadian Dollars)
CONSOLIDATED STATEMENTS OF LOSS AND DEFICIT

	Nine month period ended September 30	Nine month period ended September 30	Three month period ended September 30, 2002	Three month period ended September 30

	2002 $	2001 $	2002 $	2001 $

REVENUE
Interest Income	46	91,231	1	3,472

	46	91,231	1	3,472

EXPENSES
Research and development	340,138	4,734,603	101,516	599,867
General and administrative	560,449	760,836	121,030	200,750
Amortization	140,672	160,783	42,955	49,755
Loss on disposal of assets	1,578	-	1,578	-
Loss on disposal of investment	-	2,318,275	-	2,318,275
Loss on writedown property	-	94,682	-	-

	1,042,837	8,069,179	267,079	3,168,647

Loss before undernoted items	1,042,791	7,977,948	267,078	3,140,713

Interest on long-term liability	-	117,750	-	12,157
Interest on capital leases	6,373	10,643	1,453	3,262
Capital Loss	60,282	(36,137)	-	(24,462)
Equity gain from subsidiary		(13,213)		(13,213)

	66,655	79,043	1,453	(22,256)

Loss from continuing operation for the period	1,109,446	8,056,991	268,531	3,142,919

Loss from discontinued operation for the period	-	715,812	-	94,544

Deficit, beginning of period	25,176,412	12,427,133	26,017,327	17,962,473

Deficit, end of period	26,285,858	21,199,936	26,285,858	21,199,936

Loss per common share
Continuing operation	0.08	0.13	0.79	0.05
Discontinued operation	-	0.01	-	0.00

Weighted average number of
Outstanding shares [note 2]	13,692,849	6,343,935	13,692,849	6,343,935

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IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002
IMMUNE NETWORK LTD. (a development stage enterprise) (unaudited - prepared by management) (expressed in Canadian Dollars)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine month period ended September 30	Nine month period ended September 30	Three month period ended September 30, 2002	Three month period ended September 30

	2002 $	2001 $	2002 $	2001 $

OPERATING ACTIVITIES
Loss for the period	(1,109,446)	(8,772,803)	(268,531)	(3,237,463)
Items not involving cash
Amortization	140,672	160,783	42,955	49,754
Amortization of deferred charges	-	63,165	-	44,089
Non-cash payment on services	-	5,187,475	-	5,187,475
Equity gain from subsidiary	-	13,213	-	13,213
Loss on disposal of Assets	2,493	-	2,493	-
Loss on disposal of Long-term Investment	60,282	94,682	-	-
Loss on disposal investment	-	2,318,275	-	2,318,275
Long term liability for clinical research	-	(1,646,849)	-	(2,055,982)
Loss on investment from subsidiary	-	715,812	-	(5,470,898)

	(905,999)	(1,866,247)	(223,083)	(3,151,537)

Accounts receivable	7,969	13,747	5,236	163,968
Government grants receivable	-	10,000	-	-
Account payable and accrued liabilities	90,879	24,647	43,564	2,626,645
Deposits and prepaid expenses	56,379	60,930	(1,303)	(32,955)

Cash used in operating activities	(750,772)	(1,756,923)	(175,586)	(393,879)

FINANCING ACTIVITIES
Proceeds from
share subscription received	-	-	(95,995)	-
special warrants	-	(75,000)	-	-
Proceeds from issuance of common shares	307,472	96,981	171,329	-
Payment on obligations under capital leases	(22,148)	(17,396)	(8,363)	(6,085)
Loan from Shareholder	184,806	-	79,288	-

Cash provided by financing activities	470,130	4,585	146,259	(6,085)

INVESTING ACTIVITIES
Proceeds from disposition of capital assets	5,472	-	5,472	-
Purchase of intellectual properties	(20,839)	(31,884)	15,892	(23,712)
Purchase of capital assets	-	(5,329)	-	-
Proceeds on sale of long-term investment	259,947	(269,350)	(915)	22,540
Restricted investment	-	75,000	-	75,000
Cash used in investing activities	244,580	(231,563)	20,449	73,828
Increase (decrease) in cash and cash equivalents	(36,062)	(1,983,901)	(8,879)	(326,136)
Cash and cash equivalents, beginning of period	38,746	2,123,623	11,563	465,858

Cash and cash equivalents, end of period	2,684	139,722	2,684	139,722

Page 3 of 7
IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002
IMMUNE NETWORK LTD. (a development stage enterprise) (unaudited - prepared by management) (expressed in Canadian Dollars)

NOTES TO THE FINANCIAL STATEMENTS
1.	BASIS OF PRESENTATION
The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada for interim financial information. These interim financial statements do not include all disclosures required for annual financial statements and should be read in conjunction with the Company= s audited financial statements and notes thereto included as part of the Company= s 2001 Annual Report filed with the appropriate Securities Commissions. All amounts are expressed in Canadian dollars unless otherwise indicated. In the opinion of management, all adjustments (including reclassifications and normal recurring adjustments) necessary to present fairly the financial position, results of operations and deficit, and cash flows at September 30, 2002 and for all periods presented, have been made. Interim results are not necessarily indicative of results of a full year.

2.	NET EARNINGS (LOSS) PER COMMON SHARE DATA
Basic loss per common share is calculated by dividing the loss attributable to common shareholders by the weighted average number of common shares outstanding excluding contingently issuable shares, if any. Since the Company= s stock options and warrants are anti-dilutive, diluted loss per common share is equal to basic loss per common share.

3.	SHARE CAPITAL
	a.	Authorized (1)

		i.	200,000,000 voting common shares without par value
		ii.	20,000,000 Class A A@ convertible preferred shares, non-voting with par value of $1.00 per share

		(1)	On June 27th, 2002 - Immune Network Ltd. (OTCBB: IMMKF) announced that at the Annual General Meeting, management= s proposed resolutions were passed special resolutions authorizing: (a) the consolidation (reverse split) of the Company= s common shares on a ten-for-one basis, every ten common shares before consolidation being consolidated into one common share; (b) the cancellation of the 20,000,000 unissued Class A A@ convertible preferred shares, and the alteration of the Articles of the Company by deleting the special rights and restrictions attaching to the Class A A@ convertible preferred shares so cancelled; and (c) the increase in the number of authorized common shares on a post-consolidation basis from 20,000,000 to 200,000,000 common shares without par value, the creation of a new class of 20,000,000 preference shares without par value, and the alteration of the Articles of the Company to add special rights and restrictions attaching to the new class of preference shares.
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IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002
b.	Issued
i.

Common Shares	Number of Shares	Amount $

Issued upon incorporation	0.1	1

Balance at December 31, 1991	0.1	1
Issued for cash pursuant to private placement,

net of issuance costs of $7,848	200,000	492,154
Balance at December 31, 1992 and 1993	200,000	492,155
Issued for cash pursuant to private placement	410,000	48,750
Balance at December 31, 1994	610,000	540,905
Issued for cash pursuant to private placement,
net of issuance costs of $92,100	447,717	753,509
Share purchase loans forgiven	-	(28,800)

Balance at December 31, 1995	1,057,717	1,265,614
Issued for cash pursuant to private placements	212,082	572,620
Issued for technology	3,333	9,000
Issued as payment for subsidiary acquisition	426,331	(19,930)
Issued for cash pursuant to private placement, (net)	105,916	196,063
Issued for cash pursuant to private placement,
net of issuance costs of $431,423	172,500	517,327
Issued for cash upon exercise of options	19,166	42,166

Balance at December 31, 1996 and 1997	1,997,045	2,582,860
Issued for cash pursuant to private placement	40,000	80,000
Issued for cash upon exercise of options	20,000	30,000

Balance at December 31, 1998	2,057,045	2,692,860
Issued for cash pursuant to private placement	36,000	54,000
Issued for cash upon exercise of options	62,500	93,750
Issued for cash upon exercise of warrants	9,750	22,425
Issued for cash pursuant to private placement,
net of issuance costs of $9,576	628,651	933,400

Balance at December 31, 1999	2,793,947	3,796,435
Issued for cash upon exercise of options	242,800	492,885
Issued for cash upon exercise of warrants	556,330	843,975
Issued via conversion of shareholder's loan	20,000	50,000
Issued on acquisition of BC Research Inc.	753,202	4,368,572
Issue for cash appointed of Agents Compensation Options	3,814	20,975
Issued upon conversion of Special Warrants	162,000	243,000
Issued for cash pursuant to private placement,

net of issuance costs of $925,569	1,772,725	7,974,430
Balance at December 31, 2000	6,304,817	17,790,272
Issued for cash upon exercise of warrants	12,323	21,981

Issued upon conversion of Special Warrants	50,000	75,000
Balance at December 31, 2001	6,367,140	17,887,253
Preferred Shares Conversion (net of issuance cost of $1,883,005)	12,993,638	7,531,999
Issue for appointed of consultant services (2)	300,000	111,178
Issued for cash pursuant to private placement	1,257,000	196,316

Balance at September 30, 2002	20,9177,778	25,726,746

(2)	On April 1st 2002, the Company entered into a consulting agreement with a third party. The company agreed to issue to the consultant an aggregate of 100,000 fully -paid and non-assessable common share in the capital of the Company, at a deemed price of US$0.50 (at the exchange rate of 1.5935) per share upon completion of the Services.

On September 4, 2002, the Company issue 200,000 shares to a third party for the consultant fees payment. This shares is paid and non-assessable common share in the capital of the Company, at a deem price of US$0.10 (at the exchange rate of 1.5589) per share upon completion of the Service.

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IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002

ii.	The company is processing a private placement, which is on the basis of US$0.10 per unit, each unit converting into one common share and one common share purchase warrant at US$0.15.

At September 30, 2002 shares issued are as follows:

Number Of Units	Amount In US $	Date of Subscription	Exercise Price	Warrants Expiry date	Proceeds In CAD $

250,000	25,000	22-May-02	US$0.10	15-May-04	39,195
40,000	4,000	07-Jun-02	US$0.10	15-May-04	6,129
80,000	8,000	14-Jun-02	US$0.10	15-May-04	12,246
50,000	5,000	19-Jun-02	US$0.10	15-May-04	7,638
100,000	10,000	20-Jun-02	US$0.10	15-May-04	15,511
50,000	5,000	27-Jun-02	US$0.10	15-May-04	7,638
50,000	5,000	30-Jun-02	US$0.10	15-May-04	7,638
40,000	4,000	12-Jul-02	US$0.10	15-May-04	6,075
120,000	12,000	01-Aug-02	US$0.10	15-May-04	18,899
20,000	2,000	02-Aug-02	US$0.10	15-May-04	3,169
47,000	47,000	29-Aug-02	US$0.10	15-May-04	6,700
60,000	6,000	04-Sep-02	US$0.10	15-May-04	9,313

907,000	133,000				140,151

c.	Stock Option Plan
In June 2000, the shareholders approved the Stock Option Plan (the A Plan@ ), a fixed stock option plan, for which up to 662,296 common shares can be reserved for issuance to executive officers and directors, employees and consultants. The Plan may be terminated by the board of directors of the Company at any time provided that the termination does not alter the terms or conditions of any option or impair any right of any option holder. The options have a maximum term of five years and generally vest over a period of eighteen months. At September 30, 2002, 119,446 [2001 - 448,096] options are available for future grant under the Plan. The Company could also issue other stock option out of the stock option plan by resolution of the board of directors of the Company at the time required.
Page 6 of 7
IMMUNE NETWORK LTD. INTERIM FINANCIAL STATEMENTS SEPTEMBER 30, 2002

i.	Stock option transactions for the respective periods and the number of stock options outstanding are summarized as follows:

	Number of Optioned Common Shares	Weighted Average Exercise Price

Balance, December 31, 1998	$173,500		$1.70

Options granted	173,000		2.00
Options exercised	(62,500)		1.50
Options forfeited	(25,000)		3.10

Balance, December 31, 1999	259,000		1.80
Options granted	224,000		8.10
Options exercised	(242,800)		2.00
Options forfeited	(26,000)		3.00

Balance, December 31, 2000	214,200		8.00
Options granted	517,000		1.50
Options forfeited	(169,650)		4.00

Balance, December 31, 2001	561,550		3.30
Options granted	800,000	US$	0.10
Options granted	4,800,000	US$	0.15
Options forfeited	(95,000)		2.90

Balance, September 30, 2002	6,066,550		0.60

ii.	At September 30, 2002 stock options outstanding are as follows:

Number of stock options outstanding	Exercise Price $		Expiry Date	Number of stock options exercisable	Exercise Price $

5,000		1.50	21-May-03	5,000		1.50
7,000		1.50	20-May-04	7,000		1.50
8,050		2.30	09-Jun-04	8,050		2.30
43,500		4.00	24-Jan-05	43,500		4.00
69,500		12.00	20-Apr-05	69,500		12.00
121,500		2.50	01-Jan-06	121,500		2.50
77,500		1.00	21-May-06	31,000		1.00
134,500		1.00	02-Dec-06	40,350		1.00
4,800,000		0.24	28-Feb-12	4,800,000		0.24
800,000	US$	. 0.10	10-Aug-07	800,000	US$	0.10
6,066,550		2.89		5,925,900		2.00
ii.	At September 30, 2002 stock options outstanding are as follows:

Number of Common Shares Issuable	Exercise Price		Expiry Date

907,000	US$	0.10	15-May-04
700,000	US$	0.20	6-Mar-07
36,364		14.00	31-Aug-02

1,643,364

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